Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (No. 333-205168) that was filed with the Securities and Exchange Commission on June 23, 2015 and became effective on July 9, 2015.

The following table sets forth the estimated costs and expenses (other than the actual FINRA filing fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

FINRA Filing Fee	$11,750
Printing and Engraving Expenses	3,500
Legal Fees and Expenses	210,000
Accounting Fees and Expenses	55,000
Transfer Agent and Registrar Fees	0
Miscellaneous	96,000
Total	$376,250